PRESS RELEASE

FOR IMMEDIATE RELEASE
---------------------
Contact:  Walter Ida
          (808) 946-1400


                            Territorial Bancorp Inc.
                      Announces Third Quarter 2009 Results


Honolulu, Hawaii, November 13, 2009 - Territorial Bancorp Inc., (NASDAQ: TBNK) (the "Company"), headquartered in Honolulu, Hawaii, the holding company parent of Territorial Savings Bank, announces net income of $729,000 or $.06 per share, for the three months ended September 30, 2009, compared to $2,386,000 for the three months ended September 30, 2008.

For the three months ended September 30, 2009, net income was $729,000 or $.06 per share. Net income for this period was adversely impacted by a $2,716,000 pre-tax decrease in the carrying value of an investment in trust preferred securities during the quarter and the Company's recording of such reduction in accordance with recent accounting pronouncements. It should be noted that $2,483,000 of this amount was previously reflected as a charge against income in the last quarter of 2008, but due to these recent accounting pronouncements, the Company was required to once again charge income in the amount of $2,483,000 during the quarter ended September 30, 2009. Additionally, during the quarter ended September 30, 2009, the Company paid off the remaining balance of subordinated debentures totaling $24,743,000, which resulted in the recognition of $507,000 of costs relating to the issuance of these debentures during the quarter. The prospect of recognizing additional impairment on our investment in trust preferred securities and the recognition of costs relating to the issuance of these subordinated debentures were previously discussed in the Company's Prospectus dated May 15, 2009. Excluding these items, net income for the three months ended September 30, 2009 would have been $2,688,000, or $.24 per share for the three months ended September 30, 2009.

For the three months ended September 30, 2009 and 2008, net interest income after provision for loan losses was $10,376,000 and $9,509,000, respectively. Total interest and dividend income decreased slightly to $15,303,000 for the three months ended September 30, 2009 from $15,519,000 for the three months ended September 30, 2008. At the same time, total interest expense decreased to $4,917,000 for the three months ended September 30, 2009 from $6,023,000 for the three months ended September 30, 2008. Provision for loan losses was $10,000 for the three months ended September 30, 2009 compared to a reversal of $13,000 of loan losses for the three months ended September 30, 2008. Non-interest income was a loss of $1,426,000 for the three months ended September 30, 2009 compared to income of $1,181,000 for the three months ended September 30, 2008. The loss in non-interest income was primarily due to the recognition of a loss of $2,716,000 resulting from a decrease in the carrying value of trust preferred securities due to such losses being reclassified as credit losses in accordance with accounting pronouncements. Without the recognition of this loss, non-interest income for the three months ended September 30, 2009 would have been $1,290,000. Non-interest expense was $7,896,000 for the three months ended September 30, 2009 as compared to $6,969,000 for the three months ended September 30, 2008. As noted above, in paying off the remaining balance of subordinated debentures, costs of $507,000 relating to the issuance of these subordinated debentures were required to be eliminated. With the elimination of these carrying charges, non-interest expense for the three months ended September 30, 2009 would have been $7,389,000. In addition, the increase of non-interest expense was due to increases in compensation and employee benefit expense and federal deposit insurance premiums.

For the nine months ended September 30, 2009 net interest income after provision for loan losses was $29,245,000 compared to $26,364,000 for the nine months ended September 30, 2008 Total interest and dividend income rose to $45,987,000 for the nine months ended September 30, 2009 from $45,681,000 for the nine months ended September 30, 2008. Total interest expense decreased to $15,630,000 for the nine months ended September 30, 2009 from $19,326,000 for the nine months ended September 30, 2008. Provision for loan losses was $1,112,000 for the nine months ended September 30, 2009 compared to a reversal of $9,000 of loan losses for the nine months ended September 30, 2008 reflecting management's determination to increase its overall allowance for loan losses as result of an increase in non-performing loans experienced in the first three quarters of 2009 and deteriorating environmental factors. Non-interest income was $1,188,000 for the nine months ended September 30, 2009 compared to $3,597,000 for the nine months ended September 30, 2008. This decrease in non-interest income was primarily due to the recognition of the loss resulting from the decrease in the carrying value of trust preferred securities. Non-interest expense was $21,894,000 for the nine months ended September 30, 2009 and $19,877,000 for the nine months ended September 30, 2008. The increase in non-interest expense is due to increases in compensation and employee benefits, occupancy, equipment, federal deposit insurance premiums and recognition of costs of $507,000 relating to the issuance of subordinated debentures in the third quarter of 2009.

Total assets at September 30, 2009 were $1,356,523,000 compared to $1,224,446,000 at December 31, 2008. Cash and cash equivalents increased to $123,251,000 from $11,216,000, due to stock conversion proceeds from the initial public offering which was completed in July 2009. Deposits increased to $985,584,000 at September 30, 2009 from $923,914,000 at December 31, 2008. Total stockholders' equity increased to $215,791,000 at September 30, 2009 from $99,381,000 at December 31, 2008. This was principally due to the results of the initial public offering completed in July 2009.

Total delinquent loans more than ninety days past due was $1,381,000 (representing 6 loans) at September 30, 2009, compared to $149,000 (representing 1 loan) at December 31, 2008. Despite the increase in non-performing assets, asset quality remained strong with the ratio of non-performing assets to total assets being 0.23% at September 30, 2009, compared to 0.02% at December 31, 2008. The allowance for loan losses was $1,913,000 at September 30, 2009 compared to $899,000 at December 31, 2008. The ratio of the allowance for loan losses to total loans was 0.32% at September 30, 2009 compared to 0.14% at December 31, 2008.

In August, 2009 Territorial Savings Bank opened its twenty-fifth branch in Kihei to serve the residents of Maui. The Kihei branch is the third Territorial Savings Bank branch on the island of Maui.

Territorial Bancorp Inc., headquartered in Honolulu, Hawaii, is the stock holding company for Territorial Savings Bank. Territorial Savings Bank is a federally chartered savings bank which was originally chartered in 1921 by the Territory of Hawaii. Territorial Savings Bank conducts business from its headquarters in Honolulu, Hawaii and has 25 branch offices in the state of Hawaii.

Forward-looking statement - this earnings release contains forward-looking statements, which can be identified by the use of words such as "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect," "will," "may" and words of similar meaning. These forward-looking statements include, but are not limited to:

     o    statements of our goals, intentions and expectations;
     o statements regarding our business plans, prospects, growth and operating strategies;
     o statements regarding the asset quality of our loan and investment portfolios; and
     o    estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this earnings release.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

     o general economic conditions, either nationally or in our market areas, that are worse than expected;
     o    competition among depository and other financial institutions;
     o inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;
     o    adverse changes in the securities markets;
     o changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

     o our ability to enter new markets successfully and capitalize on growth opportunities;
     o    our ability to successfully integrate acquired entities, if any;
     o    changes in consumer spending, borrowing and savings habits;
     o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;
     o    changes in our organization, compensation and benefit plans;
     o changes in our financial condition or results of operations that reduce capital available to pay dividends; and
     o changes in the financial condition or future prospects of issuers of securities that we own.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

                    TERRITORIAL BANCORP INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets (Unaudited)
                    (Dollars in thousands, except share data)


                                                                                  September 30,       December 31,
                                                                                      2009               2008
                                                                                  -------------       -------------

ASSETS
Cash and cash equivalents                                                            $  123,251          $   11,216
Investment securities held to maturity, at amortized cost (fair value of
  $588,609 and $535,590 at September 30, 2009 and December 31, 2008,
  respectively)                                                                         575,176             527,767
Federal Home Loan Bank stock, at cost                                                    12,348              12,348
Loans held for sale                                                                       3,244                  --
Loans receivable, net                                                                   602,644             633,160
Accrued interest receivable                                                               4,739               4,787
Premises and equipment, net                                                               4,670               4,444
Real estate owned                                                                           131                 131
Bank-owned life insurance                                                                27,882              27,107
Prepaid expenses and other assets                                                         2,438               3,486
                                                                                     ----------          ----------
     Total assets                                                                    $1,356,523          $1,224,446
                                                                                     ==========          ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Deposits                                                                           $  985,584          $  923,914
  Advances from the Federal Home Loan Bank                                                   --              35,791
  Securities sold under agreements to repurchase                                        130,200             115,200
  Subordinated debentures                                                                    --              24,221
  Accounts payable and accrued expenses                                                  20,136              18,634
  Current income taxes payable                                                              521                 963
  Deferred income taxes payable                                                           2,460               3,228
  Advance payments by borrowers for taxes and insurance                                   1,831               3,114
                                                                                     ----------          ----------
     Total liabilities                                                                1,140,732           1,125,065
                                                                                     ==========          ==========
Commitments and contingencies

Stockholders' Equity
  Preferred stock, $.01 par value; authorized 50,000,000 shares, no shares
    issued or outstanding                                                                    --                  --
  Common stock, $.01 par value; authorized 100,000,000 shares; issued and outstanding 12,233,125 and 0 shares at September 30, 2009 and December
    31, 2008                                                                                122                  --
  Additional paid-in capital                                                            118,651                  --
  Unearned ESOP shares                                                                   (9,542)                 --
  Retained earnings                                                                     108,076             100,897
  Accumulated other comprehensive loss                                                   (1,516)             (1,516)
                                                                                     ----------          ----------
     Total stockholders' equity                                                         215,791              99,381
                                                                                     ----------          ----------
         Total liabilities and stockholders' equity                                  $1,356,523          $1,224,446
                                                                                     ==========          ==========


                    TERRITORIAL BANCORP INC. AND SUBSIDIARIES
                  Consolidated Statements of Income (Unaudited)
                  (Dollars in thousands, except per share data)


                                                    Three Months Ended           Nine Months Ended
                                                       September 30,               September 30,
                                                 ------------------------    ------------------------
                                                    2009          2008          2009          2008
                                                 ----------    ----------    ----------    ----------

Interest and dividend income:
  Investment securities                          $    6,529    $    6,476    $   18,758    $   19,390
  Tax-exempt investment securities                       --            --            --           112
  Dividends on Federal Home Loan Bank stock              --            43            --           117
  Loans                                               8,725         8,995        27,157        26,033
  Other investments                                      49             5            72            29
                                                 ----------    ----------    ----------    ----------
     Total interest and dividend income              15,303        15,519        45,987        45,681
                                                 ----------    ----------    ----------    ----------

Interest expense:
  Deposits                                            3,417         4,343        11,044        14,250
  Advances from the Federal Home Loan Bank               --           119            33           440
  Securities sold under agreements to
    repurchase                                        1,270         1,165         3,739         3,324
  Subordinated debentures and other
    borrowings                                          230           396           814         1,312
                                                 ----------    ----------    ----------    ----------
     Total interest expense                           4,917         6,023        15,630        19,326
                                                 ----------    ----------    ----------    ----------

     Net interest income                             10,386         9,496        30,357        26,355

Provision for loan losses                                10           (13)        1,112            (9)
                                                 ----------    ----------    ----------    ----------

     Net interest income after provision for
       loan losses                                   10,376         9,509        29,245        26,364
                                                 ----------    ----------    ----------    ----------

Noninterest income:
  Total other-than-temporary impairment
    losses                                           (2,619)           --        (3,481)           --
  Portion of loss reclassified from other
    comprehensive income                                (97)           --            --            --
                                                 ----------    ----------    ----------    ----------
  Net other-than-temporary impairment losses         (2,716)           --        (3,481)           --
  Service fees on loan and deposit accounts             651           720         1,968         2,184
  Income on bank-owned life insurance                   262           261           775           783
  Gain on sale of investment securities                  37            12           267           145
  Gain on sale of loans                                 265            --         1,442            --
  Other                                                  75           188           217           485
                                                 ----------    ----------    ----------    ----------
     Total noninterest income                        (1,426)        1,181         1,188         3,597
                                                 ----------    ----------    ----------    ----------

Noninterest expense:
  Salaries and employee benefits                      4,337         4,042        11,882        11,363
  Occupancy                                           1,133         1,104         3,361         3,191
  Equipment                                             757           754         2,225         2,118
  Loss on extinguishment of debt                        507            --           507            --
  Federal deposit insurance premiums                    350           242         1,533           813
  Other general and administrative expenses             812           827         2,386         2,392
                                                 ----------    ----------    ----------    ----------
     Total noninterest expense                        7,896         6,969        21,894        19,877
                                                 ----------    ----------    ----------    ----------

Income before income taxes                            1,054         3,721         8,539        10,084

Income taxes                                            325         1,335         2,884         3,557
                                                 ----------    ----------    ----------    ----------

     Net income                                  $      729    $    2,386    $    5,655    $    6,527
                                                 ==========    ==========    ==========    ==========

Basic earnings per share (1)                     $      .06           N/A    $      .50           N/A
                                                 ==========                  ==========

Basic weighted average shares outstanding (1)    11,402,459           N/A    11,402,459           N/A
                                                 ==========                  ==========


(1) Calculated from the effective date of July 10, 2009 to the period end


Territorial Bancorp
Financial Tables for Earnings Release
September 30, 2009


                                                           Three Months          Three Months
                                                              Ended                 Ended
                                                            September             September
                                                            30, 2009              30, 2008
                                                           ------------          ------------

Performance Ratios:
------------------

Return on average assets                                       0.21%                0.78%
Return on average equity                                       1.42%                9.73%
Net interest margin on average interest
  earning assets                                               3.04%                3.29%


Selected Balance sheet Data:
---------------------------

Book value per share (1)                                     $17.64                  N/A
Stockholders' equity to total assets                          15.91%                8.12%


                                                           At September           At December
Asset Quality:                                               30, 2009              31, 2008
                                                           ------------          ------------

Delinquent loans more than 90 days past due                  $1,381                 $149
Allowance for loan losses                                     1,913                  899
Non-performing assets to total assets                          0.23%                0.02%
Allowance for loan losses to total loans                       0.32%                0.14%


Notes:
-----

(1) Book value per share is equal to stockholder's equity divided by number of shares issued (12,233,125)


Territorial Bancorp
Income for the Three Months Ended
  September 30, 2009
Adjusted for Non-GAAP Items



Income before income taxes
  (as reported on the consolidated
  statement of income)                                                $1,054

Items added back to income before income taxes:

  Net other-than-temporary impairment losses                           2,716

  Loss on extinguishment of debt                                         507
                                                               -------------
Non-GAAP Income before income taxes                                    4,277

Income taxes                                                           1,589
                                                               -------------
Net income, as adjusted                                               $2,688
                                                               =============

Basic earnings per share  (1)                                          $0.24

Basic weighted average shares outstanding  (1)                    11,402,459


(1) Calculated from the effective date of July 10, 2009 to the period end.